Exhibit 3.2

BYLAWS

OF

GALERA THERAPEUTICS, INC.

(a Delaware corporation)

i

5.3	Subordinate Officers	7
5.4	Removal and Resignation of Officers	7
5.5	Vacancies in Offices	8
5.6	Compensation	8
5.7	The Chairman of the Board	8
5.8	The President	8
5.9	The Vice President	8
5.10	The Secretary	8
5.11	The Assistant Secretary	9
5.12	The Treasurer	9
5.13	The Assistant Treasurer	9

ARTICLE 6 Indemnification of Directors, Officers, Employees and Other Agents		9
6.1	Indemnification of Directors and Officers	9
6.2	Claims by Directors and Officers	10
6.3	Prepayment of Expenses of Directors and Officers	10
6.4	Indemnification of Employees and Agents	10
6.5	Advancement of Expenses of Employees and Agents	10
6.6	Non-Exclusivity of Rights	10
6.7	Other Indemnification	11
6.8	Insurance	11
6.9	Amendment or Repeal	11

ARTICLE 7 Stock Certificates		11
7.1	Certificates for Shares	11
7.2	Signatures on Certificates	11
7.3	Transfer of Stock	11
7.4	Registered Stockholders	12
7.5	Record Date	12
7.6	Lost, Stolen or Destroyed Certificates	12

ARTICLE 8 Notices		12
8.1	Notice	12
8.2	Waiver	12

ARTICLE 9 General Provisions		13
9.1	Dividends	13
9.2	Dividend Reserve	13
9.3	Annual Statement	13
9.4	Checks	13
9.5	Corporate Seal	13
9.6	Execution of Corporate Contracts and Instruments	13

ARTICLE 10 Amendments		13

ii

ARTICLE 1

Offices

1.1 Principal Office. The Board of Directors (the “Board”) shall fix the location of the principal executive office of the corporation at any place within or outside the State of Delaware.

1.2 Additional Offices. The Board or the Chief Executive Officer may at any time establish branch or subordinate offices at any place or places.

ARTICLE 2

Meeting of Stockholders

2.1 Place of Meeting. All meetings of the stockholders for the election of directors shall be held at the principal office of the Corporation, at such place as may be fixed from time to time by the Board, or at such other place either within or without the State of Delaware, as shall be designated from time to time by the Board and stated in the notice of the meeting. Meetings of stockholders for any purpose may be held at such time and place within or without the State of Delaware as the Board may fix from time to time, and as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

2.2 Action Without Meeting by Written Consent. All actions required to be taken at any annual or special meeting may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and shall be delivered to the Corporation by delivery to its registered office, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings or stockholders are recorded.

2.3 Annual Meeting. Annual meetings of stockholders shall be held at such date and time as shall be designated from time to time by the Board and stated in the notice of the meeting. At such annual meetings, the stockholders shall elect a Board and transact such other business as may properly be brought before the meetings.

2.4 Special Meetings. Special meetings of the stockholders may be called for any purpose or purposes, unless otherwise prescribed by the statute or by the Certificate of Incorporation, at the request of the Board, the Chairman of the Board, the President or the holders of shares entitled to cast not less than 10 percent (10%) of the votes at the meeting, or such additional persons as may be provided in the certificate of incorporation or bylaws. Such request shall state the purpose or purposes of the proposed meeting. Upon request in writing that a special meeting of stockholders be called for any proper purpose, directed to the Chairman of the Board, the President, the Chief Executive Officer, the Vice President or the Secretary, by any person (other than the board of directors) entitled to call a special meeting of stockholders, the person forthwith shall cause notice to be given to the stockholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, such time not to be less than fifteen (15), nor more than sixty (60), days after receipt of the request. Such request shall state the purpose or purposes of the proposed meeting.

2.5 Notice of Meetings. Written notice of stockholders’ meetings, stating the place, date and time of the meeting, and the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than ten (10), nor more than sixty (60), days prior to the meeting. When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

2.6 Business Matter of a Special Meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

2.7 List of Stockholders. The officer in charge of the stock ledger of the Corporation or the transfer agent shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

2.8 Organization and Conduct of Business. The Chairman of the Board or, in his or her absence, the President of the Corporation or, in their absence, such person as the Board may have designated or, in the absence of such a person, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as Chairman of the meeting. In the absence of the Secretary of the Corporation, the Secretary of the meeting shall be such person as the Chairman appoints.

The Chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seems to him or her in order.

2.9 Quorum and Adjournments. Except where otherwise provided by law or in the Certificate of Incorporation or these Bylaws, the holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented in proxy, shall constitute a quorum at all meetings of the stockholders. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to have less than a quorum if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If, however, a quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat who are present in person or represented by proxy shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.

2.10 Voting Rights. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder.

2.11 Majority Vote. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the Certificate of Incorporation or of these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

2.12 Record Date for Stockholder Notice and Voting. For purposes of determining the stockholders entitled to notice of any meeting or to vote, or entitled to receive payment of any dividend or other distribution, or entitled to exercise any right in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) days, nor less than ten (10) days before the date of any such meeting, nor more than sixty (60) days before any other action. If the Board does not so fix a record date, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

2.13 Proxies. Every person entitled to vote for directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the Secretary of the Corporation. A proxy shall be deemed signed if the stockholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, electronic transmission or otherwise) by the stockholder or the stockholder’s attorney-in-fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (a) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the Corporation stating that the proxy is revoked or by a subsequent proxy executed by the maker of the proxy, or by that person’s attendance and vote at the meeting; or (b) written notice of the death or incapacity of the maker of that proxy is received by the Corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven months from the date of the proxy, unless otherwise provided in the proxy.

2.14 Inspectors of Election. Before any meeting of stockholders, the Board may appoint any person other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the Chairman of the meeting may, and on the request of any stockholder or a stockholder’s proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more stockholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the Chairman of the meeting may, and upon the request of any Stockholder or a stockholder’s proxy shall, appoint a person to fill that vacancy.

ARTICLE 3

Directors

3.1 Number: Qualifications. The authorized number of directors shall be between five (5) and seven (7), and shall initially be six (6), such number to be changed from time to time by resolution of the Board and in accordance with any stockholder approval requirements contained in the Certificate of Incorporation. All directors shall be elected at the annual meeting or at any special meeting of the stockholders, except as provided in Section 3.2 hereof, and each director so elected shall hold office until the next annual meeting or any special meeting, or until his successor is elected and qualified, or until his earlier resignation or removal. Directors need not be stockholders. All elections of directors shall be by written ballot, unless otherwise provided in the certificate of incorporation; if authorized by the Board, such requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxy holder.

3.2 Resignation and Vacancies. A vacancy or vacancies in the Board shall be deemed to exist in the case of the death, resignation or removal of any director, or if the authorized number of directors be increased. Vacancies may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, unless otherwise provided in the Certificate of Incorporation. The stockholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. If the Board accepts the resignation of a director tendered to take effect at a future time, the Board shall have power to elect a successor to take office when the resignation is to become effective. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

3.3 Removal of Directors. Unless otherwise restricted by statute, or by the Certificate of Incorporation or these Bylaws, any director or the entire Board may be removed, with or without cause, by the holders of at least a majority of the shares entitled to vote at an election of directors.

3.4 Powers. The business of the Corporation shall be managed by or under the direction of the Board which may exercise all such powers of the Corporation and do all such lawful acts and things which are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

3.5 Place of Meetings. The Board may hold meetings, both regular and special, either within or without the State of Delaware.

3.6 Regular Meetings. Regular meetings of the Board may be held without notice at such time and place as may be determined from time to time by the Board.

3.7 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President or a Vice President, and shall be called by the President or Secretary at the written request of any one director. Except as otherwise required by statute, notice of each special meeting shall be given to each director, if by mail, when addressed to him or her at his or her residence or usual place of business, unless he or she shall have filed with the Secretary a written request that notices intended for him or her be mailed to some other address, in which case it shall be mailed to the address designated in such request, on at least two (2) days’ notice prior to the time of the meeting, or shall be sent to him or her at such place by e-mail or other electronic means, or delivered to him or her personally, not later than four (4) hours before the time the meeting is to be held. Such notice shall state the time and place of such meeting, but need not state the purposes thereof, unless otherwise required by statute, the Certificate of Incorporation of the Corporation or these Bylaws.

3.8 Quorum and Adjournments. At all meetings of the Board, a majority of the directors then in office shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may otherwise be specifically provided by law or by the Certificate of Incorporation. If a quorum is not present at any meeting of the Board, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting at which the adjournment is taken, until a quorum shall be present. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved of by at least a majority of the required quorum for that meeting.

3.9 Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

3.10 Teleconference and Videconferences. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any member of the Board or of any committee may participate in a meeting by means of videoconference, teleconference or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.11 Waiver of Notice. Notice of a meeting need not be given to any director who signs a waiver of notice or provides a waiver by electronic transmission or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, either prior thereto or at its commencement, the lack of notice to such director. All such waivers, consents and approvals or any waiver by electronic transmission shall be filed with the corporate records or made a part of the minutes of the meeting.

3.12 Fees and Compensation of Directors. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board, and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

3.13 Rights of Inspection. Every director shall have the absolute right at any reasonable time to inspect and copy all books, records and documents of every kind, and to inspect the physical properties of the Corporation and also of its subsidiary corporations, domestic or foreign. Such inspection by a director may be made in person or by agent or attorney, and includes the right to copy and obtain extracts.

ARTICLE 4

Committees of Directors

4.1 Selection. The Board may, by resolution passed by a majority of the entire Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

4.2 Power. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board as provided in section 151(a) of the General Corporation Law of

Delaware, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of dissolution, removing or indemnifying directors or amending the Bylaws of the Corporation; and, unless the resolution or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board.

4.3 Committee Minutes. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

ARTICLE 5

Officers

5.1 Officers Designated. The officers of the Corporation shall be chosen by the Board and shall be a President, a Secretary and a Treasurer. The Board may also choose a Chairman of the Board and one or more assistant Secretaries and assistant Treasurers. The Board or any duly authorized committee may also choose one or more Vice Presidents. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.

5.2 Appointment of Officers. The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 or 5.5 hereof, shall be appointed by the Board, and each shall serve at the pleasure of the Board, subject to the rights, if any, of an officer under any contract of employment.

5.3 Subordinate Officers. The Board or any duly authorized committee may appoint, and may empower the President to appoint, such other officers and agents as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the Bylaws or as the Board or duly authorized committee may from time to time determine.

5.4 Removal and Resignation of Officers. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board or authorized committee, at any regular or special meeting of the Board or such committee, or, except in case of an officer chosen by the Board or authorized committee, by any officer upon whom such power of removal may be conferred by the Board or authorized committee. Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

5.5 Vacancies in Offices. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointment to that office.

5.6 Compensation. The salaries of all officers of the Corporation shall be fixed from time to time by the Board, and no officer shall be prevented from receiving a salary because he is also a director of the Corporation.

5.7 The Chairman of the Board. The Chairman of the Board, if such an officer be elected, shall, if present, perform such other powers and duties as may be assigned to him from time to time by the Board. If there is no President, the Chairman of the Board shall also be the Chief Executive Officer of the Corporation and shall have the powers and duties prescribed in Section 5.8 hereof.

5.8 The President. Subject to such supervisory powers, if any, as may be given by the Board to the Chairman of the Board, if there be such an officer, the President shall be the Chief Executive Officer of the Corporation, shall preside at all meetings of the stockholders and in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board, shall have general and active management of the business of the Corporation, and shall see that all orders and resolutions of the Board are carried into effect. He or she shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed, and except where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the Corporation.

5.9 The Vice President. The Vice President (or in the event there be more than one, the Vice Presidents in the order designated by the directors, or in the absence of any designation, in the order of their election), shall, in the absence of the President or in the event of his disability or refusal to act, perform the duties of the President, and when so acting, shall have the powers of and be subject to all the restrictions upon the President. The Vice President(s) shall perform such other duties and have such other powers as may from time to time be prescribed for them by the Board, the President, the Chairman of the Board or these Bylaws.

5.10 The Secretary. The Secretary shall attend all meetings of the Board and the stockholders and record all votes and the proceedings of the meetings in a book to be kept for that purpose, and shall perform like duties for the standing committees, when required. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and special meetings of the Board, and shall perform such other duties as may from time to time be prescribed by the Board, the Chairman of the Board or the President, under whose supervision he or she shall act. The Secretary shall have custody of the seal of the Corporation, and the Secretary, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and, when so affixed, the seal may be attested by his or her signature or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing thereof by his or her signature. The

Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Corporation’s transfer agent or registrar, as determined by resolution of the Board, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

5.11 The Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order designated by the Board (or in the absence of any designation, in the order of their election) shall, in the absence of the Secretary, or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board.

5.12 The Treasurer. The Treasurer shall have the custody of the Corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and the Board, at its regular meetings, or when the Board so requires, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. The Treasurer may also be known as the Chief Financial Officer.

5.13 The Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order designated by the Board (or in the absence of any designation, in the order of their election) shall, in the absence of the Treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Treasurer, and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board.

ARTICLE 6

Indemnification of Directors, Officers, Employees and Other Agents

6.1 Indemnification of Directors and Officers. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), any person (an “Indemnified Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (a “Proceeding”), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnified Person in such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in this Section 6.1, the Corporation shall be required to indemnify an Indemnified Person in connection with a Proceeding (or part thereof) commenced by such Indemnified Person only if the commencement of such Proceeding (or part thereof) by the Indemnified Person was authorized in advance by the Board of Directors, unless such Proceeding was brought to enforce a director’s or officer’s rights to indemnification under these Bylaws in accordance with the provisions set forth herein.

6.2 Claims by Directors and Officers. If a claim for indemnification or advancement of expenses under this Article Six is not paid in full within 30 days after a written claim therefor by the Indemnified Person has been received by the Corporation, the Indemnified Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Indemnified Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

6.3 Prepayment of Expenses of Directors and Officers. The Corporation shall pay the expenses (including attorneys’ fees) incurred by an Indemnified Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnified Person to repay all amounts advanced if it should be ultimately determined that the Indemnified Person is not entitled to be indemnified under this Article 6 or otherwise.

6.4 Indemnification of Employees and Agents. The Corporation may indemnify and advance expenses to any person who was or is made or is threatened to be made or is otherwise involved in any Proceeding by reason of the fact that such person, or a person for whom such person is the legal representative, is or was an employee or agent of the Corporation or, while an employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorney’s fees) reasonably incurred by such person in connection with such Proceeding. The ultimate determination of entitlement to indemnification of persons who are non-director or officer employees or agents shall be made in such manner as is determined by the Board of Directors in its sole discretion. Notwithstanding the foregoing sentence, the Corporation shall not be required to indemnify a person in connection with a Proceeding initiated by such person if the Proceeding was not authorized in advance by the Board of Directors.

6.5 Advancement of Expenses of Employees and Agents. The Corporation may pay the expenses (including attorney’s fees) incurred by an employee or agent in defending any Proceeding in advance of its final disposition on such terms and conditions as may be determined by the Board of Directors.

6.6 Non-Exclusivity of Rights. The rights conferred on any person by this Article Six shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

6.7 Other Indemnification. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer or employee of another Corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise shall be reduced by any amount such person may collect as indemnification from such other Corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise.

6.8 Insurance. The Board of Directors may, to the full extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at the Corporation’s expense insurance: (a) to indemnify the Corporation for any obligation which it incurs as a result of the indemnification of directors, officers and employees under the provisions of this Article Six; and (b) to indemnify or insure directors, officers and employees against liability in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this Article Six.

6.9 Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article Six shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification. The rights provided hereunder shall inure to the benefit of any Indemnified Person and such person’s heirs, executors and administrators.

ARTICLE 7

Stock Certificates

7.1 Certificates for Shares. The shares of the Corporation shall be represented by certificates or shall be uncertificated. Certificates shall be signed by, or be in the name of the Corporation by, the Chairman of the Board, or the President or a Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation. Within a reasonable time after the issuance or transfer of uncertified stock, the Corporation shall send to the registered owner thereof a written notice containing the information required by the General Corporation Law of the State of Delaware or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof, and the qualifications, limitations or restrictions of such preferences and/or rights.

7.2 Signatures on Certificates. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

7.3 Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate of shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, to cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be canceled, and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto, and the transaction shall be recorded upon the books of the Corporation.

7.4 Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a percent registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

7.5 Record Date. In order that the Corporation may determine the stockholders of record who are entitled to receive notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any lawful action, the Board may fix, in advance, a record date which shall not be more than sixty (60), nor less than ten (10), days prior to the date of such meeting, nor more than sixty (60) days prior to the date of any other action. A determination of stockholders of record entitled to notice or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

7.6 Lost, Stolen or Destroyed Certificates. The Board may direct that a new certificate or certificates be issued to replace any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing the issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require, and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

ARTICLE 8

Notices

8.1 Notice. Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his or her address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram or telephone.

8.2 Waiver. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing,

signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE 9

General Provisions

9.1 Dividends. Dividends upon the capital stock of the Corporation, subject to any restrictions contained in the General Corporation Laws of Delaware or the provisions of the Certificate of Incorporation, if any, may be declared by the Board at any regular or special meeting. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

9.2 Dividend Reserve. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends, such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

9.3 Annual Statement. The Board shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

9.4 Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board may from time to time designate.

9.5 Corporate Seal. The Board may provide a suitable seal, containing the name of the Corporation, which seal shall be in charge of the Secretary. If and when so directed by the Board or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

9.6 Execution of Corporate Contracts and Instruments. The Board, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement, or to pledge its credit or to render it liable for any purpose or for any amount.

ARTICLE 10

Amendments

In addition to the right of the stockholders of the Corporation to make, alter, amend, change, add to or repeal the Bylaws of the Corporation, the Board of Directors shall have the power (without the assent or vote of the stockholders) to make, alter, amend, change, add to or repeal the Bylaws of the Corporation.

BYLAWS AMENDMENT

Section 3.7 of the Bylaws is hereby replaced with the following:

3.7 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President or a Vice President, and shall be called by the President or Secretary at the written request of any one director. Except as otherwise required by statute, notice of each special meeting shall be given to each director, if by mail, when addressed to him or her at his or her residence or usual place of business, unless he or she shall have filed with the Secretary a written request that notices intended for him or her be mailed to some other address, in which case it shall be mailed to the address designated in such request, on at least two (2) days’ notice prior to the time of the meeting, or shall be sent to him or her at such place by e-mail or other electronic means, or delivered to him or her personally, not later than twenty-four (24) hours before the time the meeting is to be held. Such notice shall state the rime and place of such meeting, but need not state the purposes thereof, unless otherwise required by statute, the Certificate of Incorporation of the Corporation or these Bylaws.

FIRST AMENDMENT TO BYLAWS

OF

Galera Therapeutics, Inc.,

a Delaware corporation

The undersigned, Robert A. Beardsley, being the Secretary of GALERA THERAPEUTICS, INC., a Delaware corporation (the “Corporation”), hereby certifies as follows:

Pursuant to resolutions adopted in an Action by Unanimous Written Consent of the Board of Directors of the Corporation on November 11, 2016, and an Action by Written Consent of the Stockholders of the Corporation on November 15, 2016, the Company’s Bylaws were amended as follows, effective as of such date:

1. The first sentence of Article 3, Section 3.1 was amended and restated in its entirety to read as follows:

“3.1 The authorized number of directors shall be between five (5) and nine (9), and shall initially be eight (8), such number to be changed from time to time by resolution of the Board and in accordance with any stockholder approval requirements contained in the Certificate of Incorporation.”

2. Except as set forth in this amendment, the Bylaws shall be unaffected hereby and shall remain in full force and effect.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this First Amendment to Bylaws is certified by the undersigned this 15th day of November, 2016.

Galera Therapeutics, Inc.,
a Delaware corporation

By:	/s/ Robert A. Beardsley
Robert A. Beardsley, Secretary